EXHIBIT 99.1

The Bon-Ton Stores, Inc. Appoints New Member to Its Board of Directors

YORK, Pa., Nov. 01, 2016 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) today announced its Board of Directors has unanimously elected Philmer H. Rohrbaugh to its Board, effective November 1, 2016.

Mr. Rohrbaugh, age 64, has been the Senior Executive Vice President and Chief Operating Officer of Fulton Financial Corporation since June 2016, having served as the Senior Executive Vice President and Chief Risk Officer from November 2012 to June 2016.  He was a managing partner of KPMG, LLP's Chicago office from 2009 to 2012, Vice Chairman Industries and part of the U.S. Management Committee of KPMG from 2006 to 2009 and joined KPMG in 2002.  He has more than 35 years of experience in various management positions.

Mr. Rohrbaugh has been a member of the board of director of Burnham Holdings, Inc., a publicly traded holding company with operating subsidiaries in the HVAC industry, since October 2012.

"We're delighted to welcome Phil and look forward to his guidance and counsel.  Phil will add to our board's expertise and working knowledge on matters related to finance and risk management," said Tim Grumbacher, Chairman of the Board of Directors and Strategic Initiatives Officer.

The election of Mr. Rohrbaugh increases the size of The Bon-Ton Stores, Inc.’s board to 10 members.

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 267 stores, which includes nine furniture galleries and five clearance centers, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2016 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes or to refinance existing indebtedness; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Investor Relations
Wendy Wilson
414-347-5153
Wendy.Wilson@bonton.com